                                                                EXHIBIT m(2)(d)



                               AMENDMENT NO. 3 TO
                              AMENDED AND RESTATED
                 MASTER DISTRIBUTION PLAN PURSUANT TO RULE 12B-1
                                       OF
                          SHORT-TERM INVESTMENTS TRUST


         The Amended and Restated Master Distribution Plan Pursuant to Rule 12b-1 (the "Plan") of Short-Term Investments Trust (the "Trust"), a Delaware business Trust, is hereby amended as follows:

         Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

                                 "APPENDIX A TO
                  AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                          SHORT-TERM INVESTMENTS TRUST

         The Trust shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each class as designed below, a Distribution Fee* determined by applying the annual rate set forth below as to each class to the average daily net asset value of the class for the plan year, computed in a manner used for the determination of the offering price of shares of the class.

GOVERNMENT & AGENCY PORTFOLIO                                ANNUAL RATE
-----------------------------                                -----------
Reserve Class                                                    1.00%

Personal Investment Class                                        0.75%

Private Investment Class                                         0.50%

Resource Class                                                   0.20%

Cash Management Class                                            0.10%

GOVERNMENT TAXADVANTAGE PORTFOLIO                            ANNUAL RATE
---------------------------------                            -----------
Reserve Class                                                    1.00%

Personal Investment Class                                        0.75%

Private Investment Class                                         0.50%

Resource Class                                                   0.20%

Cash Management Class                                            0.10%

TREASURY PORTFOLIO                                           ANNUAL RATE
------------------                                           -----------
Reserve Class                                                    1.00%

Personal Investment Class                                        0.75%

Private Investment Class                                         0.50%

Resource Class                                                   0.20%

Cash Management Class                                            0.10%

----------------

         * The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable class. The amount of the Distribution Fee is subject to any applicable limitations imposed from time to time by applicable Rules of the National Association of Securities Dealers, Inc."

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.


Dated:  June 1, 2000



                                             SHORT-TERM INVESTMENTS TRUST




Attest: /s/ LISA A. MOSS                     By: /s/ ROBERT H. GRAHAM
       ------------------------------           ------------------------------

Name:   Lisa A. Moss                         Name:  Robert H. Graham
Title:  Assistant Secretary                  Title: President




(SEAL)


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